Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT

Hudson Valley Holding Corp.	James J. Landy
21 Scarsdale Road	President & CEO
Yonkers, NY 10707	(914) 771-3230

Stephen R. Brown
Sr. EVP, CFO & Treasurer
(914) 771-3212

HUDSON VALLEY HOLDING CORP. GAINS $16 MILLION ON SUCCESSFUL
COMPLETION OF PREVIOUSLY ANNOUNCED LOAN SALES

YONKERS, N.Y. – April 2, 2012 – A full three months ahead of schedule, Hudson Valley Holding Corp. (NYSE: HVB) successfully completed its previously announced sale of $474 million in loans, resulting in a pre-tax gain of approximately $16 million that will be reflected in the bank holding company’s earnings for the first quarter of 2012.

Hudson Valley has already begun to redeploy the proceeds, purchasing $65 million of residential adjustable rate mortgage loans supported by in-market real estate collateral.  This purchase closed late in the first quarter.

On February 1, 2012, Hudson Valley announced plans to sell a total of $474 million in performing and non-performing loans in two tranches by mid-2012, as a significant step toward reducing the bank’s concentrations of commercial real estate (CRE) loans and classified assets to less than 400 percent and 25 percent of risk-based capital, respectively.  These loans were transferred to loans held-for-sale at December 31, 2011.  As previously disclosed, as part of a routine safety and soundness exam conducted by the Office of the Comptroller of the Currency (the “OCC”), the bank’s primary regulator, Hudson Valley was made aware that it would be required to reduce concentrations in CRE and classified loans, relative to risk-based capital.

The first tranche included $200 million in performing and non-performing loans which were sold through one broker to four buyers.  The carrying value of these CRE loans was reduced by $60 million at December 31, 2011.  These loans were primarily all commercial real estate credits, including classified assets totaling $53 million net of the market value adjustment.  The recorded sales price, net of broker fees and expenses, exceeded the carrying value of this portfolio, resulting in a pre-tax gain of approximately $8 million.

Hudson Valley solely executed the second tranche of loan sales without the use of a broker, which included $274 million in performing, non-classified multifamily loans.  No market value adjustment was recorded when this portfolio was transferred to held-for-sale at December 31, 2011, as they were expected to be sold at or above par value.  Loans in this portfolio were sold above par value to one buyer, at a pre-tax gain of approximately $8 million, net of expenses.

“The successful and profitable disposition of the loans transferred to held-for-sale just 90 days ago validates the strength of our process and the quality of our multi-family underwriting over the last two years,” President and Chief Executive Officer James J. Landy said.  “Our execution of loan sales a full quarter earlier than planned, with stronger than expected results, accelerates our plans to achieve targeted concentration metrics and capital ratios.  Our swift and decisive actions reflect our full commitment to addressing the OCC’s concentration concerns, while continuing to meet the needs of the market we serve.”

About Hudson Valley Holding Corp.
About Hudson Valley Holding Corp: Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank (HVB). Hudson Valley Bank is a Westchester based Bank with more than $2.7 billion in assets, serving the metropolitan area with 36 branches located in Westchester, Rockland, the Bronx, Manhattan and Brooklyn in New York and Fairfield County and New Haven County, in Connecticut. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. Hudson Valley Holding Corp.’s common stock is traded on the NYSE under the ticker symbol "HVB" and is included in the Russell 3000® Index. Additional information on Hudson Valley Bank can be obtained on their web-site at www.hudsonvalleybank.com

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Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to December 31, 2011. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or  similar  statements or  variations of  such  terms.  Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of  changes in  underlying factors and  assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2011 include, but are not limited to:

•
the Office of the Comptroller of the Currency (the "OCC") and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•
the results of the investigation of A.R. Schmeidler & Co., Inc. by the Securities and Exchange Commission (the "SEC") and the possibility that our management’s attention will be diverted to the SEC investigation and we will incur costs and further legal expenses;

•	our intent and ability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment and Federal Reserve Board guidance;
•	regulatory limitations on dividends payable by Hudson Valley or Hudson Valley Bank;
•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;
•	further increases in our non-performing loans and allowance for loan losses;
•	ineffectiveness in managing our commercial real estate portfolio;
•	lower than expected future performance of our investment portfolio;
•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;
•
continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;
•	possible impairment of our goodwill and other intangible assets;
•	our inability to manage interest rate risk;
•	increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements;
•
our inability to maintain regulatory capital above the levels required by the OCC, for Hudson Valley Bank and the levels required for us to be “well-capitalized”, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;
•	potential liabilities under federal and state environmental laws and our intent and ability to pay quarterly cash dividends to shareholders.

We assume no obligation for updating any such forward-looking statements at any given time.